                                RENAL CARE GROUP

                                  News Release

CONTACT:          R. DIRK ALLISON
                  CHIEF FINANCIAL OFFICER
                  615-345-5500

                     RENAL CARE GROUP REPORTS FIRST QUARTER
                              REVENUE GROWTH OF 17%

         Nashville, Tennessee, (April 29, 2003) -- Renal Care Group, Inc. (NYSE:RCI) today announced results for the first quarter ended March 31, 2003.

         Gary Brukardt, president and chief executive officer of Renal Care Group, Inc., commented, "We are pleased to report excellent results again this quarter. Renal Care Group's strong financial performance was tempered by the sad news that Sam Brooks, our chairman and one of our founders, died of cancer on March 20, 2003. We lost a strong leader and good friend. Mr. Brooks was widely respected for his integrity, business acumen and dedication. We will surely miss his daily presence, but we remain committed to Renal Care Group's mission of providing optimal care for our patients as we move forward and continue to grow the Company."

         For the first quarter ended March 31, 2003, Renal Care Group's revenues increased 17.2% to $242.1 million compared with revenues of $206.7 million for the same period in 2002. Prior to giving effect to the previously announced retirement package for Mr. Brooks that is discussed below, non-GAAP net income for the quarter rose 16.9% to $25.1 million compared with GAAP net income of $21.5 million in the same period in 2002. Prior to giving effect to the retirement package for Mr. Brooks, non-GAAP net income per share for the quarter increased 21.4% to $0.51 compared with GAAP net income per share of $0.42 in the same quarter of last year. After giving effect to the retirement package for Mr. Brooks, GAAP net income was $21.8 million, and GAAP net income per share was $0.44. A reconciliation between the non-GAAP results discussed in this paragraph and the Company's GAAP results is included in the Unaudited Consolidated Income Statements accompanying this press release.

                                    --MORE--

                             Renal Care Group, Inc.
                         2525 West End Avenue, Suite 600
                               Nashville, TN 37203
                Telephone (615) 345-5500 Facsimile (615) 345-5505

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RCI Announces First Quarter Results
Page 2
April 29, 2003


         In January of this year, the Company announced that its Board of Directors had approved a retirement package for Mr. Brooks who was, at that time, its chairman, chief executive officer and president. The retirement package called for Mr. Brooks, or his estate, to receive ten annual payments of $650,000. As a result, Renal Care Group, Inc. took a non-recurring, after-tax charge of $3.4 million, or $0.07 per share, against its earnings in the first quarter of 2003. The Company has decided to present non-GAAP net income and net income per share information above to give investors a means of comparing the Company's operational performance in the quarter ended March 31, 2003 to its performance in the same period in 2002 before the impact of the non-recurring charge related to the retirement package for Mr. Brooks.

         Mr. Dirk Allison, executive vice president and chief financial officer, said, "Renal Care Group's operating performance for the first quarter confirms our positive outlook for 2003 as we continue to meet our goals. Exclusive of the non-recurring charge for the retirement package provision, we posted a 21% increase in non-GAAP net income per share for the first quarter as compared to first quarter last year. Our same-market treatment growth was 5.5% and same-market revenue growth was 10.2%."

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, April 30, 2003, at 11:00 a.m. Eastern Time. A listen-only simulcast, as well as a 30-day replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com or www.companyboardroom.com.

     Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company treats over 20,600 patients at more than 270 owned outpatient dialysis facilities, in addition to providing acute dialysis services at approximately 120 hospitals. Over 6,500 associates provide services across the Company's 27-state network. More information about Renal Care Group, Inc. may be found at www.renalcaregroup.com.

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RCI Announces First Quarter Results
Page 3
April 29, 2003


         Certain statements in this press release, particularly those of Mr. Brukardt and Mr. Allison, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements which are usually preceded by words like expect, plan, intend, will and the like, include statements regarding our financial outlook for 2003 and any other statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: executive succession and dependence on executive officers; compliance with health care and other applicable laws; the integration of acquired companies; changes in the Medicare and Medicaid programs; risks related to the drug Epogen (EPO); payment reductions by private insurers, hospitals or managed care organizations; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's most recent annual report on Form 10-K and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.

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RCI Announces First Quarter Results
Page 4
April 29, 2003


                             RENAL CARE GROUP, INC.
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
               (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

                                                                           THREE MONTHS ENDED
                                                                             MARCH 31, 2003

                                                                            2003                           2002
                                                        -------------------------------------------      --------
                                                         GAAP(1)       Difference       Non-GAAP(2)      GAAP(1)
                                                        --------       ----------       -----------      --------
Net revenue                                             $242,143        $     --         $242,143        $206,678

Operating costs and expenses:
     Patient care costs                                  157,477              --          157,477         134,712
     General and administrative expenses                  26,288          (5,430)          20,858          17,560
     Provision for doubtful accounts                       6,412              --            6,412           5,484
Depreciation and amortization                             10,298              --           10,298           9,362
                                                        --------        --------         --------        --------
       Total cost and expenses                           200,475          (5,430)         195,045         167,118

Income from operations                                    41,668           5,430           47,098          39,560

Interest expense, net                                        285              --              285             173
                                                        --------        --------         --------        --------

Income before minority interest and income taxes          41,383           5,430           46,813          39,387

Minority interest                                          6,308              --            6,308           4,710
                                                        --------        --------         --------        --------

Income before income taxes                                35,075           5,430           40,505          34,677

Provision for income taxes                                13,323           2,063           15,386          13,184
                                                        --------        --------         --------        --------

Net income                                              $ 21,752        $  3,367         $ 25,119        $ 21,493
                                                        ========        ========         ========        ========

Diluted net income per share                            $   0.44        $   0.07         $   0.51        $   0.42
                                                        ========        ========         ========        ========

Weighted average shares outstanding                       49,430          49,430           49,430          51,222
                                                        ========        ========         ========        ========

Operating Data:

Patients                                                  20,683                           20,683          19,226
Treatments                                               783,841                          783,841         707,483

Same-market treatment growth                                 5.5%                             5.5%            5.8%
Same-market revenue growth                                  10.2%                            10.2%           13.9%
Patient revenue per treatment                           $    308                         $    308        $    290

(1) Reflects operating results based on U.S. Generally Accepted Accounting Principles (GAAP).

(2) Non-GAAP amounts exclude a Board-approved retirement package for Sam Brooks in the first quarter of 2003 and the related tax effect.

                                    --MORE--

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RCI Announces First Quarter Results
Page 5
April 29, 2003


                             RENAL CARE GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    MARCH 31,        DECEMBER 31,
                                                                      2003               2002
                                                                   -----------       ------------
                                                                   (unaudited)
ASSETS:
Current assets:
     Cash and cash equivalents                                      $  44,115         $  38,359
     Accounts receivable, net                                         160,418           152,440
     Other current assets                                              43,214            55,062
                                                                    ---------         ---------
       Total current assets                                           247,747           245,861

Property, plant and equipment, net                                    209,436           202,972
Goodwill, intangibles and other assets, net                           290,538           291,290
                                                                    ---------         ---------

       TOTAL ASSETS                                                 $ 747,721         $ 740,123
                                                                    =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                                           $ 132,997         $ 135,380
Long-term debt                                                          2,735            10,161
Other liabilities                                                      47,382            50,694
                                                                    ---------         ---------
       Total liabilities                                              183,114           196,235
                                                                    ---------         ---------

Stockholders' equity:
     Common stock, $.01 par value, 90,000 shares authorized,
       51,310 and 51,176 shares issued, respectively                      513               512
     Treasury stock, 3,135 and 2,983 shares, respectively             (98,333)          (93,953)
     Additional paid-in capital                                       312,701           309,355
     Retained earnings                                                349,726           327,974
                                                                    ---------         ---------

       Total stockholders' equity                                     564,607           543,888
                                                                    ---------         ---------

       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                                      $ 747,721         $ 740,123
                                                                    =========         =========

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